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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Inland Resource Inc.'s previously filed Registration Statement on Form S-8 (File No. 33-41662), Form S-8 (File No. 333-27449), Form S-8 (File No. 33-84640), Form S-3 (File No. 33-84766), Form S-8
(File No. 333-43430), Form S-8 (File No. 333-43432), and Form S-8 (File No.
333-43434).



                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP


Denver, Colorado
March 26, 2002